Exhibit 99.1

NASDAQ:EU

TSXV:EU

April 7, 2025

www.encoreuranium.com

enCore Energy Increases Uranium Extraction at Alta Mesa ISR Uranium Central Processing Plant; Appoints Director and Site Management

DALLAS, April 7, 2025 – enCore Energy (NASDAQ: EU) (TSXV: EU) (the “Company” or “enCore”), announced today the results of the most successful month at the Alta Mesa In-Situ Recovery Uranium Central Processing Plant (“CPP”) since commencing operations in June 2024. Following previously announced improvements to operations (see EU NR dated March 13, 2025) with the goal of expanding uranium extraction, decreasing unnecessary costs and increasing efficiency, the Company captured 50,000 pounds of uranium (“U3O8”) in the last 26 days in March 2025. With a healthy treasury including unencumbered cash, inventory and marketable securities of ~$40 million USD, the Company continues to improve Alta Mesa CPP operations and the wellfield development program, which is now on track to meet 2025 contract projections. The Company also announced the appointment of Rob Willette, Acting Chief Executive Officer (“A/CEO”), to the Board of Directors and the promotion of Daniel Calderon to Director of Texas Operations. Mr. Willette will hold the Board seat dedicated to the Chief Executive Officer until such time a permanent appointment is made.

William M. Sheriff, Executive Chairman of enCore Energy stated: “The improvements at the Alta Mesa CPP are the result of a true team effort, led on site by an outstanding group of dedicated professionals. Mr. Calderon has taken on a key leadership role, managing day-to-day operations at both the Rosita and Alta Mesa CPP’s. We also want to recognize the invaluable contributions of two of our Directors—Dr. Dennis Stover and Mark Pelizza—who bring decades of experience in In-Situ Recovery (ISR) operations. Their ongoing commitment and additional efforts have been instrumental in enhancing site operations and advancing permitting initiatives at the Texas state level.”

Mr. Sheriff further added: “Mr. Willette has provided immense value to the Company in his role of Chief Legal Officer, and now A/CEO, assisting greatly with the transition to a U.S.-domiciled company. His understanding of the regulatory environment in the U.S. has been of great benefit to our team. I am pleased he has agreed to join the Board to provide continuity at the leadership level.”

Alta Mesa CPP and Project highlights include:

•	Uranium capture of 50,000 pounds of uranium has been realized at the Alta Mesa CPP between March 6th and March 31st with one day offline due to power failures associated with torrential rain;

•	Average daily capture rate for the last 26 days of March 2025 was in excess of 1,900 pounds of uranium per day; this is the highest rate since the plant returned to operations in June of 2024;

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In 2025, the Company has, as of this date, delivered 290,000 pounds of uranium under its contracts with utility companies. An additional 365,000 pounds of uranium is expected to be delivered for contracts through 2025. At the current extraction rate, it is expected that the Company will not purchase additional uranium in the market to meet 2025 contractual commitments;

•	The Company accelerated its August 2025 contract delivery requirements to May 2025 due to the improved uranium capture at the Alta Mesa CPP;

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A total of 21 drill rigs are now in operation at the Alta Mesa Project; 14 drill rigs dedicated to wellfield installation and advancement of Wellfield 7 (“PAA-7”). 4 drill rigs are at Wellfield 8 (“PAA-8”) focused on development drilling; 2 drill rigs are focused on Alta Mesa exploration and 1 drill rig is located at Upper Spring Creek;

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Initial preparatory work commenced at the permitted Wellfield 6 (“PAA-6”), which was in operation in 2013 briefly, prior to operations at Alta Mesa being placed on stand-by due to low uranium prices. The Company looks forward to resuming operations of the fully permitted wellfield in Q4 2025 following necessary refurbishment and repairs.

The Company will continue to accelerate wellfield development and intends to source up to 12 additional drill rigs, with the target of at least 30 drill rigs operating at its South Texas projects. This target is expected to provide the Company with the optimal number of drill rigs to accelerate extraction and advance wellfield development at the Alta Mesa Project.

Mr. Robert Willette, Director & A/CEO

Mr. Willette served as the Chief Legal Officer for enCore Energy prior to also being appointed as Acting Chief Executive Officer. As an accomplished general counsel and business executive with 20+ years of experience managing corporate legal functions for public and privately held entities he has worked across a multitude of sectors, including industrial, manufacturing, transportation, oil & gas, and renewables. His broad experience includes corporate law and sophisticated commercial transactions, including securities, capital market transactions, mergers and acquisitions, divestitures, as well as significant experience in manufacturing, real estate, governance, compliance, intellectual property, and international operations and transactions. Prior to joining enCore, Mr. Willette served as ProFrac Holding Company’s Chief Legal Officer, Chief Compliance Officer and Corporate Secretary, a multi-billion dollar publicly traded oil and gas services and technology company. Mr. Willette holds a B.S., an M.B.A., and a J.D. from the University of Kansas.

Mr. Daniel Calderon, Director of Texas Operations

Mr. Calderon serves as the Director of Texas Operation and is responsible for managing the Rosita and Alta Mesa CPP’s and Wellfields. He previously served as Manager of South Texas Operations. Prior to joining enCore, Mr. Calderon was employed by Uranium Resources Inc. (“URI”) for 14 years in various capacities including Plant Engineer and Operations Manager. He was responsible for operations at the Kingsville, Rosita and Vasquez CPP’s and Wellfields. Mr. Calderon holds a BSc In Mechanical Engineering from Texas A&M University Kingsville.

About the Alta Mesa Uranium CPP and Wellfield

The Alta Mesa Project hosts a fully licensed and constructed ISR Central Processing Plant and operational wellfield located on 200,000+ acres of private land and mineral rights in and regulated by the state of Texas. Total operating capacity at the Alta Mesa CPP is 1.5 million lbs. uranium per year with additional drying capacity of 0.5 million lbs. The Alta Mesa Project operates under a 70/30 joint venture with Boss Energy Limited (ASX: BOE; OTCQX: BQSSF) that is managed by the Company.

The Alta Mesa CPP historically produced nearly 5 million lbs. of uranium between 2005 and 2013 when production was curtailed as a result of low prices. The Alta Mesa Project utilizes well known ISR technology to extract uranium in a non-invasive process using natural groundwater and oxygen. Currently, oxygenated water is being circulated in the wellfield through injection or extraction wells plumbed directly into the primary pipelines feeding the Alta Mesa CPP. Expansion of the wellfield will continue with production to steadily increase from the wellfield as expansion continues through 2025 and beyond.

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Manager of Geology and Exploration, and a Qualified Person under NI 43-101 and Regulation S-K subpart 1300 of the Exchange Act of 1933 as amended, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery (“ISR”) uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

The securities referenced herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any state securities laws and may not be offered or sold within the United States or to, or for account or benefit of, U.S. Persons (as defined in Regulation S under the 1933 Act) unless registered under the 1933 Act and applicable state securities laws, or an exemption from such registration requirements is available.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “expects”, “plans”, “believes”, “intends”, “continue”, “potential”, “remains”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken. Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction and uranium delivery under existing contracts, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, our accelerated wellfield development and uranium extraction plans and expectations that the Company will meet 2025 contractual commitments without purchasing additional uranium in the market should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, annual information form and MD&A. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding timing and schedule of the projects, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.